Exhibit 99.1


                             Joint Filing Agreement
                             ----------------------

     The undersigned hereby agree that the statement on Schedule 13G filed by the undersigned with respect to the ordinary shares of Progen Industries Limited is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 14, 2007

S.A.C. CAPITAL ADVISORS, LLC

By: /s/ Peter Nussbaum
   ------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


S.A.C. CAPITAL MANAGEMENT, LLC

By: /s/ Peter Nussbaum
   ------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


S.A.C. CAPITAL ASSOCIATES, LLC

By: /s/ Peter Nussbaum
   ------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


STEVEN A. COHEN

By: /s/ Peter Nussbaum
   ------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


ANDREW BAZARIAN

By: /s/ Andrew Bazarian
   ------------------------------
Name:   Andrew Bazarian